Exhibit 99.1

Date	December 14, 2021
Contacts	Investors: ir@eose.com Media: media@eose.com
Pages	2

Eos Energy Enterprises Appoints New Chief Financial Officer

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced that Randall (“Randy”) B. Gonzales has been appointed Chief Financial Officer, to succeed Sagar Kurada who has announced his intention to resign, effective January 11, 2022.

Eos CEO Joe Mastrangelo said, “Randy is a proven industrial CFO with a superior track record of delivering results and creating value. I’m excited to welcome Randy to Eos. He is a high-impact executive who brings a unique blend of capital allocation discipline, well-honed operating skills, and transformational leadership abilities. He will be a strong partner as we execute on our strategic plan to grow our business and deliver strong operating results, and I’m pleased to have someone of such high caliber join the Eos team.”

As CFO, Mr. Gonzales will lead Eos's finance organization and financial activities including accounting and controllership, financial planning and analysis, tax, investor relations and treasury.

Mr. Gonzales previously served as Executive Vice President, Chief Financial Officer, and Treasurer of Lydall, Inc. (NYSE: LDL), a global provider of specialty filtration and engineered materials solutions where he led the company's Accounting & Finance, Strategy & Transformation, Tax, Treasury, Internal Audit, Investor Relations, and Information Technology organizations. From December 2014 to March 2018, Mr. Gonzales was Senior Vice President, Chief Financial Officer and Treasurer of Caterpillar's (NYSE: CAT) Rail Division, a multi-billion dollar global supplier of railroad and transit system products and services. From March 2004 to November 2014, Mr. Gonzales held financial and operational leadership roles of increasing responsibilities within Nissan Motor Co., Ltd., a Fortune Global 50 automotive manufacturer where he spent almost six years at Nissan’s global headquarters in Japan.

Mr. Gonzales said, “Eos is at the forefront of solving the critical challenge of providing affordable, reliable clean energy through their innovative long duration energy storage technology and I am excited to join at a time of significant opportunity for the company. I look forward to working with Joe and the team to move Eos forward on its journey to becoming a world-class operating company.”

Sagar Kurada will step down from his current role as chief financial officer of Eos effective January 11, 2022 allowing for a smooth period of transition. Mastrangelo said, “Sagar Kurada played an instrumental role in taking Eos public and positioned the Company very well for future growth. I’d like to thank Sagar both personally and on behalf of the Company for his valuable contributions to Eos, and we wish him the best in his next role.” Sagar will be chief financial officer at Newlight Technologies.

About Eos
Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable — and manufactured in the U.S. — it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Forward-Looking Statements
This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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